Exhibit 5.01

                      SOUTH CAROLINA ELECTRIC & GAS COMPANY
                                1426 Main Street
                         Columbia, South Carolina 29201






                                 November 25, 2002



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Ladies and Gentlemen:

                    I refer to the proposed issue and sale from time to time in one or more series of up to $500,000,000 principal amount of First Mortgage Bonds (the "Bonds") by South Carolina Electric & Gas Company (the "Company"), with respect to which the Company proposes to file a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and Rule 415 thereof.

     In connection therewith, I have examined (a) the Registration Statement, proposed to be filed as of the date hereof (the "Registration Statement"), to which this opinion is attached as an exhibit; (b) the Indenture of Mortgage, dated as of January 1, 1945, made by South Carolina Power Company to Central Hanover Bank and Trust Company (now JPMorgan Chase Bank), as trustee, as supplemented by three supplemental indentures thereto executed by South Carolina Power Company and by fifty supplemental indentures thereto executed by the Company (the "Class A Mortgage"); (c) the Indenture dated as of April 1, 1993 between the Company and NationsBank of Georgia, National Association (now The Bank of New York), as trustee, as supplemented by two supplemental indentures thereto executed by the Company (the "Mortgage"); and (d) such other corporate documents, proceedings and matters of law as I have considered necessary.

                    Based on the foregoing, I am of the opinion that, with respect to the Bonds of each series, when (a) the Registration Statement, and any amendments thereto, have become effective under the Securities Act of 1933, as amended, (b) the Mortgage has been qualified under the Trust Indenture Act of 1939, as amended, (c) an appropriate order relating to such Bonds has been obtained from The Public Service Commission of South Carolina, (d) the Board of Directors of the Company has authorized the issuance and sale of the Bonds of such series, (e) a prospectus supplement relating to such series has been filed with the Securities and Exchange Commission and (f) the Bonds of such series have been duly executed, authenticated, issued and delivered in accordance with the Mortgage and the corporate and governmental authorizations aforesaid, the Bonds of such series will be duly authorized and will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits and security of the Mortgage.

         I hereby consent to the filing of this opinion with the Registration Statement and to the reference to me under the caption "Legal Opinions" included therein.

                                   Sincerely,


                                   s/H. Thomas Arthur
                                   H. Thomas Arthur
                                   Senior Vice President and General Counsel